Exhibit 99.1

DCT INDUSTRIAL TRUST® REPORTS FOURTH QUARTER

AND 2009 FULL-YEAR RESULTS

DENVER, Colo., February 11, 2010 — DCT Industrial Trust® (NYSE: DCT), a leading industrial real estate investment trust, today announced financial results for the three months and year ended December 31, 2009.

Funds from operations (FFO) attributable to equity holders for the fourth quarter totaled $26.5 million, or $0.11 per diluted share, compared with $20.6 million, or $0.10 per diluted share, reported for the fourth quarter of 2008. FFO includes the previously announced non-cash charge for termination of its 2006 Outperformance Plan of $1.4 million or $0.01 per diluted share recorded in the fourth quarter of 2009.

FFO for the year ended December 31, 2009 was $108.5 million, or $0.48 per diluted share, compared with $114.0 million, or $0.55 per diluted share reported for the year ended December 31, 2008. Excluding $0.02 per share of severance costs and impairment losses, FFO was $0.50 per diluted share for the year ended December 31, 2009.

Net loss attributable to common stockholders for the fourth quarter of 2009 was $(0.02) per diluted share, compared with net loss attributable to common stockholders of $(0.07) per diluted share reported for the fourth quarter of 2008. Net loss attributable to common stockholders for the year ended December 31, 2009 was $(0.10) per diluted share, compared with net income attributable to common stockholders of $0.05 per diluted share for the year ended December 31, 2008.

“Fourth quarter results were consistent with our guidance and reflect improved economic conditions and the early stages of stabilization in the real estate markets,” commented Phil Hawkins, President and Chief Executive Officer of DCT Industrial Trust. “The pace of leasing activity increased and our customers’ outlooks continue to be more positive while tenant credit issues have slowed materially compared to earlier in the year.”

518 17TH STREET, 8TH FLOOR — DENVER, CO 80202

303.597.2400 — DCTINDUSTRIAL.COM

Balance Sheet

DCT continues to maintain a strong financial position with a fixed charge coverage ratio of 3.0 times in the fourth quarter of 2009 and consolidated net debt to book value of total assets (less cash and before depreciation and amortization) of 36.2% as of December 31, 2009. For the year ended December 31, 2009, DCT’s fixed charge coverage ratio was 2.9 times.

DCT Industrial has continued to make progress in extending its debt maturities. The Company has received commitments or has closed refinancing of $123.0 million of 2011 and 2012 secured debt maturities resulting in an extension for an average of 9.6 years at a 6.14% interest rate. In conjunction with these transactions, DCT Industrial will repay $91.9 million and receive a release of mortgages on 14 properties.

Operating Portfolio

As of December 31, 2009, DCT™ owned 375 consolidated operating properties, comprising 52.9 million square feet. Net operating income was $44.0 million in the fourth quarter of 2009, compared with $46.4 million reported for the fourth quarter of 2008.

DCT’s consolidated operating portfolio average occupancy was 87.9% for the fourth quarter of 2009, compared with 87.8% for the third quarter of 2009. For the year ended December 31, 2009, occupancy of the operating portfolio averaged 89.1% compared to 92.5% for 2008.

Fourth quarter 2009 same store net operating income declined 8.3% on a cash basis and 9.1% on a GAAP basis, excluding revenue from lease terminations, when compared to the same period a year ago. For the full year 2009, same store net operating income declined 6.4% on a cash basis and 7.8% on a GAAP basis. Occupancy of the same store properties averaged 87.5% in the fourth quarter of 2009 compared to 92.3% in the fourth quarter of 2008 and 88.8% for full year 2009 compared to 92.6% for 2008.

The pace of leasing activity was healthy in the fourth quarter of 2009 with 3.0 million square feet of leases signed in the operating portfolio with a total of 9.7 million square feet of leases signed during 2009. Tenant retention was 76.3% in the fourth quarter of 2009 with rents on signed leases for which there was a prior tenant decreasing 9.0% on a cash basis and 5.3% on a GAAP basis. For the year ended December 31, 2009, tenant retention was 71.5% with rent growth on signed leases decreasing 7.3% and 1.2% on a cash on GAAP basis, respectively.

Disposition Activity

During the fourth quarter, DCT completed the sale of an 805,000 square foot bulk distribution building located in Indianapolis. In 2009, dispositions totaled $30.7 million, including the sale of three operating buildings. In addition, DCT’s joint venture at SCLA (Southern California Logistics Airport) sold 53.4 acres of land.

Dividend

DCT Industrial Trust’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on April 15, 2010, to stockholders of record as of April 8, 2010.

Guidance

DCT Industrial has reaffirmed guidance for 2010 FFO of $0.36 to $0.44 per diluted share. The Company’s guidance excludes real estate gains, losses and impairments. Earnings per Common Share guidance is a net loss of $(0.05) to $(0.13) per diluted share.

Conference Call Information

DCT™ will host a conference call to discuss full year and fourth quarter 2009 results and its recent business activities on Friday, February 12, 2010 at 11:00 a.m. Eastern time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (800) 860-2442 or (412) 858-4600. A telephone replay will be available for one week following the call by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 436976. A live webcast and replay of the conference call will be available in the investor relations section of the DCT™ website at www.dctindustrial.com.

Supplemental information will be available in the Investor Relations section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust Inc.

DCT Industrial Trust (NYSE: DCT) is a leading industrial real estate company that owns, operates and develops high-quality bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of December 31, 2009, the Company owned, managed or had under development 75.4 million square feet of assets leased to approximately 810 customers, including 14.6 million square feet managed on behalf of three institutional joint venture partners. Additional information is available at www.dctindustrial.com.

CONTACT: Stuart Brown, Chief Financial Officer, 303-597-2400 or

investorrelations@dctindustrial.com

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share information)

	December 31, 2009	December 31, 2008
	(unaudited)
ASSETS
Land	$519,485	$511,730
Buildings and improvements	2,219,826	2,107,756
Intangible lease assets	116,243	187,605
Construction in progress	60,860	90,770

Total Investment in Properties	2,916,414	2,897,861
Less accumulated depreciation and amortization	(451,242)	(417,404)

Net Investment in Properties	2,465,172	2,480,457
Investments in and advances to unconsolidated joint ventures	111,238	125,452

Net Investment in Real Estate	2,576,410	2,605,909
Cash and cash equivalents	14,792	19,681
Notes receivable	19,084	30,387
Deferred loan costs, net	4,919	5,098
Straight-line rent and other receivables, net of allowance for doubtful accounts of $2,226 and $843, respectively	32,776	31,747
Other assets, net	13,152	11,021

Total Assets	$2,661,133	$2,703,843

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$36,261	$35,193
Distributions payable	16,527	16,630
Tenant prepaids and security deposits	16,292	17,601
Other liabilities	5,759	26,472
Intangible lease liability, net	5,946	6,813
Line of credit	—	—
Senior unsecured notes	625,000	625,000
Mortgage notes	511,715	574,634

Total Liabilities	1,217,500	1,302,343

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized, 208,046,167 and 175,141,387 shares issued and outstanding as of December 31, 2009 and December 31, 2008, respectively	2,080	1,751
Additional paid-in capital	1,817,654	1,657,923
Distributions in excess of earnings	(591,087)	(513,040)
Accumulated other comprehensive loss	(11,012)	(22,463)

Total Stockholders’ Equity	1,217,635	1,124,171
Noncontrolling interests	225,998	277,329

Total Equity	1,443,633	1,401,500

Total Liabilities and Equity	$2,661,133	$2,703,843

Total debt net of cash:
Senior unsecured notes and mortgage notes	$1,136,715	$1,199,634
Less cash and cash equivalents	(14,792)	(19,681)

Net debt	$1,121,923	$1,179,953

Book value of total assets less cash and before depreciation:
Total assets	$2,661,133	$2,703,843
Less cash and cash equivalents	(14,792)	(19,681)
Add back accumulated depreciation and amortization	451,242	417,404

Book value of total assets less cash and before depreciation and amortization	$3,097,583	$3,101,566

Percentage of debt to total assets	42.7%	44.4%

Percentage of net debt to book value of total assets less cash and before depreciation and amortization	36.2%	38.0%

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share information)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
REVENUES:
Rental revenues	$59,803	$62,731	$241,305	$245,618
Institutional capital management and other fees	653	687	2,701	2,924

Total Revenues	60,456	63,418	244,006	248,542

OPERATING EXPENSES:
Rental expenses	7,577	8,035	32,807	31,096
Real estate taxes	8,197	8,257	34,818	33,128
Real estate related depreciation and amortization	28,772	34,040	110,441	115,739
General and administrative	8,221	5,955	29,224	21,799
Impairment losses	—	4,314	—	4,314

Total Operating Expenses	52,767	60,601	207,290	206,076

Operating Income	7,689	2,817	36,716	42,466
OTHER INCOME AND (EXPENSE):
Equity in income of unconsolidated joint ventures, net	533	1,084	2,698	2,267
Impairment losses on investments in unconsolidated joint ventures	—	(4,733)	(300)	(4,733)
Loss on business combinations	(169)	—	(10,325)	—
Interest expense	(12,607)	(14,031)	(52,792)	(52,997)
Interest income and other (expense)	364	(3)	1,918	1,257
Income and other taxes	178	67	(1,846)	(824)

Loss From Continuing Operations	(4,012)	(14,799)	(23,931)	(12,564)
Income (loss) from discontinued operations	(317)	(366)	2,217	23,501

Income (Loss) Before Gain On Dispositions Of Real Estate Interests	(4,329)	(15,165)	(21,714)	10,937
Gain (loss) on dispositions of real estate interests	(56)	(21)	5	504

Consolidated Net Income (Loss)	(4,385)	(15,186)	(21,709)	11,441
Net (income) loss attributable to noncontrolling interests	550	2,552	3,124	(1,955)

Net Income (Loss) Attributable to DCT Common Stockholders	$(3,835)	$(12,634)	$(18,585)	$9,486

EARNINGS PER COMMON SHARE – BASIC:
Loss From Continuing Operations	$(0.02)	$(0.07)	$(0.11)	$(0.06)
Income from discontinued operations	0.00	0.00	0.01	0.11
Gain on dispositions of real estate interests	0.00	0.00	0.00	0.00

Net Income (Loss) Attributable to DCT Common Stockholders	$(0.02)	$(0.07)	$(0.10)	$0.05

EARNINGS PER COMMON SHARE – DILUTED:
Loss From Continuing Operations	$(0.02)	$(0.07)	$(0.11)	$(0.06)
Income from discontinued operations	0.00	0.00	0.01	0.11
Gain on dispositions of real estate interests	0.00	0.00	0.00	0.00

Net Income (Loss) Attributable to DCT Common Stockholders	$(0.02)	$(0.07)	$(0.10)	$0.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	207,291	174,241	192,900	171,695

Diluted	207,291	174,241	192,900	171,695

Distributions declared per common share	$0.07	$0.08	$0.30	$0.56

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(in thousands, except per share information)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net Income (Loss) Attributable to DCT Common Stockholders	$(3,835)	$(12,634)	$(18,585)	$9,486
Adjustments:
Real estate related depreciation and amortization	28,772	34,530	111,250	119,604
Equity in (income) of unconsolidated joint ventures, net	(533)	(1,084)	(2,698)	(2,267)
Equity in FFO of unconsolidated joint ventures	2,348	2,273	11,807	6,806
Loss (gain) on dispositions of real estate interests	149	55	(1,354)	(21,991)
Loss on business combinations	169	—	10,325	—
Gain (loss) on dispositions of non-depreciated real estate	(43)	(52)	783	219
Noncontrolling interest in the operating partnership’s share of the above adjustments	(3,625)	(5,794)	(17,907)	(17,664)
FFO attributable to unitholders	3,124	3,311	14,881	19,795

Funds from operations attributable to common stockholders and unitholders, basic and diluted	$26,526	$20,605	$108,502	$113,988

FFO per common share and unit, basic and diluted	$0.11	$0.10	$0.48	$0.55

Adjustments for impairment and severance costs:
Impairment losses	$51	$9,566	$981	$10,746
Severance costs	297	—	2,966	—

FFO, excluding impairment losses and severance costs, attributable to common stockholders and unitholders, basic and diluted	$26,874	$30,171	$112,449	$124,734

FFO, as adjusted, per common share and unit, basic and diluted	$0.11	$0.14	$0.50	$0.60

FFO weighted average common shares and units outstanding:
Common shares for earnings per share, basic:	207,291	174,241	192,900	171,695
Participating securities	1,376	1,168	1,535	1,106
Units	28,215	33,381	30,660	35,868

FFO weighted average common shares, participating securities and units outstanding, basic:	236,882	208,790	225,095	208,669
Dilutive common stock equivalents	366	6	189	3

FFO weighted average common shares, participating securities and units outstanding, diluted:	237,248	208,796	225,284	208,672

Guidance:

	Full-Year Range for 2010
	(low)	(high)
Guidance(1):
Earnings per diluted share	$(0.13)	$(0.05)
Real estate related depreciation and amortization(2)	0.49	0.49

FFO attributable to common shares per diluted share	$0.36	$0.44

(1)	Guidance excludes future real estate gains, losses or impairments.
(2)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.

The following table shows the calculation of our Fixed Charge Coverage for the three and twelve months ended December 31, 2009 and 2008 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net Income (Loss) Attributable to DCT Common Stockholders	$(3,835)	$(12,634)	$(18,585)	$9,486
Interest expense (1)	12,607	14,061	52,851	53,219
Pro rata share of interest expense from unconsolidated JVs	230	923	3,478	2,809
Real estate related depreciation and amortization (1)	28,772	34,530	111,250	119,604
Pro rata share of real estate related depreciation and amortization from unconsolidated JVs	1,531	1,103	8,539	4,290
Income and other taxes (1)	(174)	(66)	1,855	850
Stock-based compensation amortization	3,234	969	8,603	3,427
Noncontrolling interests (1)	(550)	(2,552)	(3,124)	1,955
Loss on business combinations	169	—	10,325	—
Non-FFO (gains) losses on dispositions of real estate interests, net	106	523	(570)	(20,072)
Impairment losses (1)	51	9,566	981	10,746

Adjusted EBITDA (2)	$42,141	$46,423	$175,603	$186,314

Calculation of Fixed Charges:
Interest expense excluding financing obligations (1)	$12,607	$14,061	$52,851	$53,167
Interest expense related to financing obligations	—	—	—	52
Capitalized interest	1,461	1,989	6,064	7,899
Amortization of loan costs and debt premium/discount	(305)	(307)	(1,341)	(180)
Pro rata share of interest expense from unconsolidated JVs	230	923	3,478	2,809

Total Fixed Charges	$13,993	$16,666	$61,052	$63,747

Fixed Charge Coverage	3.0	2.8	2.9	2.9

(1)	Includes amounts related to discontinued operations.
(2)

Adjusted EBITDA represents net income (loss) attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains on disposed assets. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of irregular items and certain non-cash items, such as deprecation and amortization, non-FFO gains on dispositions of real estate interests and impairment losses.

The following table is a reconciliation of our property net operating income to our reported “Loss From Continuing Operations” for the three and twelve months ended December 31, 2009 and 2008 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Loss From Continuing Operations	$(4,012)	$(14,799)	$(23,931)	$(12,564)
Income and other taxes	(178)	(67)	1,846	824
Interest income and other (expense)	(364)	3	(1,918)	(1,257)
Interest expense	12,607	14,031	52,792	52,997
Equity in (income) of unconsolidated joint ventures, net	(533)	(1,084)	(2,698)	(2,267)
Loss on business combinations	169	—	10,325	—
General and administrative expense	8,221	5,955	29,224	21,799
Real estate related depreciation and amortization	28,772	34,040	110,441	115,739
Impairment losses	—	4,314	—	4,314
Impairment losses on investments in unconsolidated joint ventures	—	4,733	300	4,733
Institutional capital management and other fees	(653)	(687)	(2,701)	(2,924)

Total net operating income	44,029	46,439	173,680	181,394
Less net operating income – non-same store properties	(2,491)	(602)	(8,188)	(3,227)

Same store net operating income	41,538	45,837	165,492	178,167
Less revenue from lease terminations	(168)	(345)	(2,018)	(942)

Same store net operating income, excluding revenue from lease terminations	41,370	45,492	163,474	177,225
Less straight-line rents	(193)	(519)	(427)	(2,848)
Add back amortization of above/(below) market rents	210	138	1,211	1,065

Same store cash net operating income, excluding revenue from lease terminations	$41,387	$45,111	$164,258	$175,442

Financial Measures

Net operating income (“NOI”) is defined as rental revenue, including reimbursements, less rental expenses and real estate taxes, and excludes depreciation, amortization, general and administrative expenses and interest expense. DCT Industrial considers NOI, same store NOI, excluding revenue from lease terminations, and cash basis same store NOI, excluding revenue from lease terminations, to be appropriate supplemental performance measures because they reflect the operating performance of DCT Industrial’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income, revenue from lease terminations and general and administrative expenses. However, these measures should not be viewed as alternative measures of DCT Industrial’s financial performance since they exclude expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI, same store NOI, excluding revenue from lease terminations, and cash basis same store NOI, excluding revenue from lease terminations, may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures. Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating expense. Therefore, DCT Industrial believes net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income (loss) attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains (or losses) from dispositions of operating real estate held for investment purposes and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding severance charges and impairment losses. We believe that FFO excluding severance and impairment losses is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results without taking into account the non-routine and unrelated severance charges and impairment losses relating to the decrease in value of certain real estate assets and investments in unconsolidated joint ventures that we incurred during 2009 and 2008 primarily in connection with the current economic slow-down in the United States. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation and modifications to the NAREIT definition of FFO is common. Accordingly, DCT Industrial’s FFO may not be comparable to such other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net income (loss) attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains on disposed assets. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains from the dispositions of real estate and impairment losses.

Forward-Looking Information

The Company makes statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond its control including, without limitation: the competitive environment in which the Company operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets, particularly in light of the current economic slow-down in the U.S. and internationally; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as hurricanes, fires and earthquakes; national, international, regional and local economic conditions, including, in particular the current economic slow-down in the U.S. and internationally; the general level of interest rates and the availability of debt financing, particularly in light of the recent disruption in the credit markets; energy costs; the terms of governmental regulations that affect the Company and interpretations of those regulations, including changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that the Company’s cash flows from operations may be insufficient to meet required payments of principal and interest; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Company; and other risks and uncertainties detailed from time to time in DCT Industrial Trust’s filings with the Securities and Exchange Commission. In addition, the Company’s current and continuing qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on its ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.